UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

The Company held its annual Shareholder Meeting (the "Meeting") on September 15, 2016 in Lindon, Utah.  Of the 53,325,215 total shares of common stock of the Company that were issued and outstanding on July 22, 2016, the record date for the Meeting, 46,995,216 shares, constituting approximately 88% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected five directors to the Company's board of directors for the ensuing year and until their successors are elected and qualified.  The votes regarding this proposal were as follows:

Nominee	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Brenton W. Hatch	35,461,524	0	779,405	15,548,915
Harold Albert	35,458,938	0	781,991	15,548,915
Daren J. Shaw	31,096,493	0	5,144,436	15,548,915
Ronald R. Spoehel	31,096,193	0	5,144,736	15,548,915
Arlen B. Crouch	31,088,943	0	5,151,986	15,548,915

2. The shareholders voted to approve executive compensation on an advisory (non-binding) basis.

Approve Executive Compensation	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	35,265,866	82,089	892,974	15,548,915

3.  The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company's independent registered public accounting firm for the 2017 fiscal year.  The votes regarding this proposal were as followed:

Auditor	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sadler, Gibb & Associates	46,005,441	105,395	884,380	4,794,628

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: September 16, 2016	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer